UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVIZYNE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA	47-228900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

750 Royal Oaks Drive, Suite 106 Monrovia, CA 91016	91016
Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-276987 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

Invizyne Technologies Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.000001 par value, to be registered hereunder contained under the heading “Description of Capital” in the Registrant’s Registration Statement on Form S-1 (File No. 333-276987), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2024, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

The Registrant’s shares of common stock to be registered hereunder is subject to approval for listing on the NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “IZTC.”

Item 2. Exhibits

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 1, 2024	INVIZYNE TECHNOLOGIES INC.

	By:	/s/ Michael Heltzen
Michael Heltzen
Chief Executive Officer